                                                                 EXHIBIT 2.1 (c)
                               CUSTODIAN AGREEMENT

           THIS CUSTODIAN AGREEMENT is made as of February 13, 1998 (the "Closing Date"), by and among Manugistics Nova Scotia Company, a Nova Scotia unlimited company ("Buyer"), Robert Mee and Christopher Winn, or either of them acting alone ("Paying Agent"), and State Street Bank and Trust Company ("Custodian") on behalf of the Sellers (as defined below).

                                   BACKGROUND:

           A. Pursuant to a certain Stock Purchase Agreement dated as of the date hereof by and among Insight Venture Partners I, L.P., Wexford Insight Canada, L.P., Arca Investments Inc., Capital d'Amerique CDPQ Inc., CBC Pension Board of Trustees, Gee & Co., The Canada Trust Company a/c 058-105800-7, McGill University Pension Fund, Royal Trust Corporation of Canada in Trust for Account No. 083166009, Royal Trust Corporation of Canada in Trust for Account No. 029361001, Association de bienfaisance et de retraite des policiers de la Communaute urbaine de Montreal, Ontario Hydro in Trust for the Pension Fund, Sun Life Assurance Company of Canada, The Canada Trust Company Account No. 055-180251-6, Altacap Investors Inc., Kelly Horne, Martin Horne, Ron Horne, Teresa Horne, The Horne Family Trust, Dan McCarthy, Linda McCarthy, Laura Traplin, Steve Traplin, Barry Sexton, Melissa Sexton, Laurentian Bank of Canada ITF Stephen A. Traplin, RBC Dominion Securities ITF Dan McCarthy, RBC Dominion Securities ITF Martin Horne, RBC Dominion Securities ITF Barry Sexton, Peter Turk, Lois Turk, Isabel Pedersen, Peter and Lois Turk in Trust for Matthew Turk, Peter and Lois Turk in Trust for Timothy Turk, Jose Alamo, Jason Alward, Rodney Anderson, Kathi Armour, Carlo Bossio, Donald Burrows, Ingrid Bongartz, Lee Boal, Janet Casselman, Miriam Connolly, Todd Dafoe, Cory Desjardins, Robert DiCristina, Dereck Dick, Charles Dumouchel, Sara Davey, Colleen Horne, Jan Huus, Marvin Jensen, Dan Kniska, Robert MacMillan, Brett McAteer, Jean McAteer, Bob McCallum, Dusko Misic, Sinisa Removic, Mike Riley, Gilles Rioux, Jody Royer, Isabelle Saint-Laurent, Joseph Simmons, Daniel Sivret, Tim Tanner, Sirpa Tarssanen, Susan Taylor, Dominic Thomas, Bert van Galder, Laura Vidalis, Marriam Wahab, Kai Wang, Dana Williams, Keith Wright, Harley Young, RBC Dominion Securities ITF Brett McAteer, Smith Barney IRA c/f Robert DiCristina, Dan Allan, Chris Bathory, Steve Baxter, Bob Carlson, Andy Carlson, Robin Clouthier, Gary Davies, Mike Gaudet, Leo Harmon, Derek Hoffman, Scott Macdonald, Mike Ryan, Loren Thompson, Brad Whitmore, Craig Wibby and Hie Jung Yoon (collectively, the "Sellers"), Buyer, ProMIRA Software Incorporated ("Company") and Paying Agent, including the Exhibits thereto (the "Stock Purchase Agreement"), Custodian is required to hold certain shares of the common stock of Manugistics Group, Inc., a Delaware corporation ("Manugistics Group"), par value $.002 per share (the "Common Stock"), deposited with Custodian by Buyer upon execution hereof to be held by Custodian subject to the terms and conditions set forth herein.

           B. Pursuant to the terms of the Stock Purchase Agreement, the Sellers have appointed Paying Agent to act as their agent and attorney-in-fact and representative in accordance with the terms of this Custodian Agreement.

           NOW, THEREFORE, in consideration of the foregoing background and of the mutual covenants set forth herein and in the Stock Purchase Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. APPOINTMENT OF CUSTODIAN. Buyer does hereby appoint and designate, with the consent of Paying Agent, State Street Bank and Trust Company as Custodian for the purposes set forth herein, and Custodian does hereby accept such appointment under the terms and conditions set forth herein.

           2.        DEPOSITS WITH CUSTODIAN.

                     (a) GROUP 1 CUSTODIAN SHARES. Pursuant to the terms of Section 3.2(b)(ii)(B)(1) of the Stock Purchase Agreement, Buyer has instructed Boston EquiServe Limited Partnership (the "Transfer Agent") to register 432,065 shares of the Common Stock (the "Group 1 Custodian Shares") in the name of Custodian. Custodian's right, title and interest in and to the Group 1 Custodian Shares is subject to the terms and conditions hereof and exists for the exclusive benefit of Paying Agent, as agent and attorney-in-fact and representative for those of the Sellers entitled thereto, and their respective successors and assigns. Immediately upon registration of the Group 1 Custodian Shares in the name of Custodian, Buyer shall have no further liability to the Sellers or Paying Agent with respect thereto.

                     (b) GROUP 2 FORFEITABLE CUSTODIAN SHARES. Pursuant to Section 3.2(b)(ii)(B)(2) of the Stock Purchase Agreement, Buyer has instructed the Transfer Agent to register 16,047 shares of the Common Stock (the "Group 2 Forfeitable Custodian Shares") in the name of Custodian. Custodian's right, title and interest in and to the Group 2 Forfeitable Custodian Shares is subject to the terms and conditions hereof and exists for the exclusive benefit of Buyer (with respect to Sections 3.3(b)(iii)(A) and 3.3(b)(vi) and 6.12 of the Stock Purchase Agreement), Paying Agent, as agent and attorney-in-fact and representative for those of the Sellers entitled thereto, and their respective successors and assigns. Immediately upon registration of the Group 2 Forfeitable Custodian Shares in the name of Custodian, Buyer shall have no further liability to the Sellers or the Paying Agent with respect to the delivery thereof.

                     (c) GROUP 3 FORFEITABLE CUSTODIAN SHARES. Pursuant to Section 3.2(b)(ii)(B)(3) of the Stock Purchase Agreement, Buyer has instructed the Transfer Agent to register 36,440 shares of the Common Stock (the "Group 3 Forfeitable Custodian Shares") in the name of Custodian. Custodian's right, title and interest in and to the Group 3 Forfeitable Custodian Shares is subject to the terms and conditions hereof and exists for the exclusive benefit of Buyer (with respect to Sections 3.3(b)(iv) and 3.3(b)(vi) of the Stock Purchase Agreement), Buyer (with respect to Section 6.12 of the Stock Purchase Agreement), Paying Agent, as agent and attorney-in-fact and representative for those of the Sellers entitled thereto, and their respective successors and assigns. Immediately upon registration of the Group 3 Forfeitable Custodian Shares in the name of Custodian, Buyer shall have no further liability to the Sellers or the Paying Agent with respect to the delivery thereof.

           3.        INVESTMENT OF DIVIDENDS.

                     (a) During the term of this Custodian Agreement, Custodian shall deposit all cash dividends and other monetary amounts payable after the date hereof with respect to the Group 1 Custodian Shares, the Group 2 Forfeitable Custodian Shares and/or the Group 3 Forfeitable Custodian Shares, if any, in an insured money market account with Custodian, or in such other accounts or investments as Buyer and Paying Agent may from time to time designate by joint written notice of such parties to Custodian. Any and all stock dividends and distributions payable with respect to the Group 1 Custodian Shares, the Group 2 Forfeitable Custodian Shares and/or the Group 3 Forfeitable Custodian Shares shall be held in the name of Custodian in accordance with the terms of this Custodian Agreement, which dividends and distributions shall be included in the definition of the terms "Group 1 Custodian Shares," "Group 2 Forfeitable Custodian Shares" and "Group 3 Forfeitable Custodian Shares," as applicable, as such terms are used in this Agreement.

                     (b) Custodian shall have the right to liquidate any investments in which such cash dividends and other monetary amounts payable with respect to the Group 1 Custodian Shares, the Group 2 Forfeitable Custodian Shares and the Group 3 Forfeitable Custodian Shares are held in order to provide funds necessary to make required payments under this Custodian Agreement. Custodian shall not be liable for any loss upon such liquidation which is due to fluctuations in the market rates applicable to investments of any such monetary amounts or penalties incurred because of early redemption.

           4.        DISPOSITIONS BY CUSTODIAN.

                     (a) The Custodian shall, by written instructions substantially in the form attached hereto as EXHIBIT II, direct the Transfer Agent to register twenty-five percent (25%) of the Group 1 Custodian Shares in the name of Paying Agent on each of the following dates (each a "Disbursement Date"):

                               (i)      within three (3) business days after the
date that is ninety (90) days after the first anniversary of the Closing Date;

                               (ii)     within three (3) business days after the
date that is one hundred-eighty (180) days after the first anniversary of the Closing Date;

                               (iii)    within three (3) business days after the
date that is two hundred-seventy (270) days after the first anniversary of the Closing Date; and

                               (iv)     within three (3) business days after the
date that is three hundred-sixty (360) days after the first anniversary of the Closing Date.

                     (b) Except as otherwise provided in this Section 4(b), the Custodian shall, by written instructions, substantially in the form attached hereto as EXHIBIT III, direct the Transfer Agent to register the Group 2 Forfeitable Custodian Shares in the name of Paying Agent in accordance with the same disbursement schedule applicable to the Group 1 Custodian Shares set forth in Section 4(a) hereof.

                               (i)      Notwithstanding anything to the contrary
contained in this Section 4(b), upon written notice at any time after the date hereof from Buyer to do so stating that any Group 2 Employee entitled to Group 2 Forfeitable Custodian Shares shall have been subject of an Employment Termination (as provided in Section 3.3(b)(iii)(A) of the Stock Purchase Agreement, the Custodian shall, within three (3) business days of receipt of such notice from Buyer, by written instructions, substantially in the form attached hereto as EXHIBIT IV, direct the Transfer Agent to register in the name of Buyer or its designee that number of the Group 2 Forfeitable Custodian Shares otherwise distributable to Paying Agent for such Group 2 Employee and shall provide a copy of such instructions to Paying Agent.

                               (ii)     Notwithstanding anything to the contrary
contained in this Section 4(b), Buyer may at any time, at its sole discretion, by written notice, direct the Custodian to accelerate the disbursement schedule of any or all of the Group 2 Forfeitable Custodian Shares. Within three (3) business days after receipt of such written notice, Custodian shall, by written instructions, substantially in the form attached hereto as EXHIBIT V, direct the Transfer Agent to register in the name of Paying Agent the number of Group 2 Forfeitable Custodian Shares, which are subject of such written notice from Buyer, and shall provide a copy of such instructions to Paying Agent.

                     (c) Except as otherwise provided in this Section 3(c), the Custodian shall, by written instructions, substantially in the form attached hereto as EXHIBIT VI, direct the Transfer

Agent, to register the Group 3 Forfeitable Custodian Shares in the name of Paying Agent within three (3) business days after the first anniversary of the Closing Date. Notwithstanding the foregoing, within three (3) business days after receipt of written notice from Buyer at any time after the date hereof that any Seller entitled to any of the Group 3 Forfeitable Custodian Shares shall have been subject of an Employment Termination (as provided in Section 3.3(b)(iv) of the Stock Purchase Agreement), the Custodian shall, by written instructions, substantially in the form attached hereto as EXHIBIT VII, direct the Transfer Agent to register in the name of Buyer or its designee that number of the Group 3 Forfeitable Custodian Shares otherwise distributable to the Paying Agent for such Seller and shall provide a copy of such instructions to Paying Agent.

                     (d) Notwithstanding anything to the contrary contained in this Section 4, Buyer may, upon receipt of the written request of any Seller entitled to any of the Group 2 Forfeitable Custodian Shares or the Group 3 Forfeitable Custodian Shares, at Buyer's sole discretion, direct the Custodian to accelerate the disbursement schedule of any or all of the Group 2 Forfeitable Custodian Shares or the Group 3 Forfeitable Custodian Shares allocated to such Seller to Paying Agent for disbursement to such Seller; provided, however, such written request shall include a certification by such Seller that the accelerated disbursement of those Group 2 Forfeitable Custodian Shares or the Group 3 Forfeitable Custodian Shares subject of such notice is necessary in order to enable such Seller to satisfy his liability for all federal income taxes owing by such Seller and arising solely by virtue of the issuance of the Manugistics Group Shares allocated to such Seller pursuant to the Stock Purchase Agreement, which certification shall include the calculation of such federal income taxes. Within three (3) business days after receipt of such written request, Custodian shall, by written instructions, substantially in the form attached hereto as EXHIBIT VIII, direct the Transfer Agent to register in the name of the Paying Agent the number of Group 2 Forfeitable Custodian Shares and/or Group 3 Forfeitable Custodian Shares, which are subject to such written request from Buyer, and shall provide a copy of such instructions to Paying Agent.

                     (e) Notwithstanding anything to the contrary contained in this Section 4, Buyer may, in its sole discretion, direct the Custodian to accelerate the disbursement schedule of any or all of the Group 2 Forfeitable Custodian Shares or the Group 3 Forfeitable Custodian Shares allocated to any Seller for the benefit of Buyer and/or its affiliates in order to satisfy the withholding tax obligations of Buyer and/or its affiliates with respect to such Seller under Section 116 of the Income Tax Act (Canada), as provided in Section 6.12(f) of the Stock Purchase Agreement, and all state, local, FICA, medicare tax and withholding obligations of Buyer and/or its affiliates arising in connection with the disbursement of any Manugistics Group Shares to the Paying Agent for the benefit of such Seller, as provided in Section 3.3(b)(vi) of the Stock Purchase Agreement. Within three (3) business days after receipt of such written request, Custodian shall, by written instructions, substantially in the form attached hereto as EXHIBIT IX, direct the Transfer Agent to register in the name of Paying Agent the number of Group 2 Forfeitable Custodian Shares or Group 3 Forfeitable Custodian Shares, which are subject to such written request from Buyer, and shall provide a copy of such instructions to Paying Agent; whereupon, the Paying Agent shall, by written instructions, as provided in the Paying Agent Agreement, direct the Transfer Agent to register in the name of Buyer and/or its affiliates such Group 2 Forfeitable Custodian Shares or such Group 3 Forfeitable Custodian Shares or such Group 3 Forfeitable Custodian Shares.

                     (f) The Custodian shall provide a copy of its instructions to the Transfer Agent referred to in this Section 4, to Paying Agent and Buyer. Buyer shall provide a copy of all notices sent to Custodian pursuant to this Section 4 to Paying Agent.

                     (g) Notwithstanding anything to the contrary continued herein, the parties hereto agree that the Custodian shall, upon receipt of the written direction of the Paying Agent, direct the Transfer Agent to register all of the Group 1 Custodian Shares, the Group 2 Forfeitable Custodian Shares and the Group 3 Forfeitable Custodian Shares (collectively, the "Custodial Securities") in the name of the Paying Agent for the purpose of tendering such Custodial Securities in response to a Permitted Tender Offer (as hereinafter defined), provided that the Custodian receives from the offeror (the "Offeror") under the Permitted Tender Offer either before or concurrently with the registration of the Custodial Securities in the name of the Paying Agent a certificate of an authorized signing officer of the Offeror to the effect that the terms and conditions of the Permitted Tender Offer have been met or satisfied and that the Offeror is irrevocably obligated to, and will, take up and pay for all securities deposited under the Permitted Tender Offer; provided however, for greater certainty, that if all the terms and conditions of the Permitted Tender Offer are not met or satisfied or all the securities duly deposited thereunder are not taken up and paid for, the Custodial Securities shall not be taken up or paid for and shall be re-registered in the name of the Custodian to be held subject to the terms and provisions of this Custodian Agreement. For purposes of this Custodian Agreement, a "Permitted Tender Offer" shall be deemed to have been made in circumstances where one or more persons or companies (the "Offeror"), each being at arms's length to Manugistics Group makes a bona fide tender offer or merger proposal to acquire all the shares of common stock of Manugistics Group which is supported by the board of directors of Manugistics Group or, if not supported by the board of directors of Manugistics Group, is accepted by the holders of more than fifty percent (50%) of the shares of common stock of Manugistics Group. In the event that any Custodial Securities are taken up by an Offeror pursuant to a Permitted Tender Offer, such Custodial Securities shall be deemed to have been released from the applicable custodial provisions of this Custodian Agreement as of the date they are registered in the name of the Paying Agent (the "Release Date"). Notwithstanding anything to the contrary contained in this Section 4, all shares issued by an Offeror in exchange for the Custodial Securities so registered in the name of Paying Agent shall be returned to Custodian and shall immediately be registered in the name of the Escrow Agent and shall be subject to all of the terms and conditions of this Custodian Agreement, as if such shares were originally part of the Group 1 Custodian Shares, the Group 2 Forfeitable Custodian Shares or the Group 3 Forfeitable Custodian Shares, as the case may be. The Custodian shall give all written instructions to the Transfer Agent that are reasonably necessary to give effect to this Section 4(g).

           5. VOTING RIGHTS. Pending registration of the Group 1 Custodian Shares, the Group 2 Forfeitable Custodian Shares and the Group 3 Forfeitable Custodian Shares in the name of Paying Agent in accordance with the terms of this Custodian Agreement, the Sellers shall be entitled to vote any such shares.

           6. TERMINATION. Upon written notice by Custodian to register the last remaining Group 1 Custodian Shares, Group 2 Forfeitable Custodian Shares and Group 3 Forfeitable Custodian Shares in the name of Paying Agent, Manugistics Group or Buyer, as the case may be, pursuant to Section 4 hereof, this Custodian Agreement shall terminate, subject to the provisions of Sections 8, 10, 11 and 12 hereof, which Sections shall survive such termination.

           7.        DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

                     (a) Buyer and Paying Agent acknowledge and agree that Custodian (i) shall be obligated only for the performance of such duties as are specifically set forth in this Custodian Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with indemnification reasonably acceptable to it ; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof; and (iv) may consult counsel satisfactory to it, including house counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                     (b) The duties of Custodian hereunder are purely ministerial in nature. Neither Custodian nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith, fraud or willful misconduct.

                     (c) Buyer and Paying Agent agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the disbursements of the Group 1 Custodian Shares, the Group 2 Forfeitable Custodian Shares and the Group 3 Forfeitable Custodian Shares and other monies, if any, pursuant to the terms hereof, and to indemnify and hold Custodian harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Custodian on any such payment under this Custodian Agreement. Buyer and Paying Agent undertake to instruct Custodian in writing with respect to Custodian's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Custodian under this Custodian Agreement. Buyer and Paying Agent, jointly and severally, agree to indemnify and hold Custodian harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which Custodian may be or become subject in connection with or which arises out of this Custodian Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Notwithstanding the foregoing, no distributions of monies will be made unless Custodian has on file an original, signed W-9 form or its equivalent prior to distribution, including tax identification numbers, for all distributees.

                     (c) The duties, responsibilities and authority of Custodian hereunder shall continue after, and shall not be affected by, the Closing under the Stock Purchase Agreement.

           8. DISPUTE RESOLUTION. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Group 1 Custodian Shares, the Group 2 Forfeitable Custodian Shares and/or the Group 3 Forfeitable Custodian Shares (collectively, the "Assets"), or should any claim be made upon any of the Assets by a third party,

Custodian, upon receipt of written notice of such dispute or claim by any of the parties hereto or by a third party, is authorized and directed to retain in its possession, without liability to anyone, any portion of such Assets which is subject of such dispute until such dispute shall have been settled either by the mutual agreement of the parties involved (as evidenced by appropriate written instructions to Custodian signed by Buyer and Paying Agent) or by a final order, decree or judgment of a court of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired. Custodian may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Assets.

           9. RESIGNATION. Custodian may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days' written notice to Buyer and Paying Agent. Such resignation shall take effect thirty (30) days after the giving of such notice, or upon such later date as specified in such notice, or upon receipt by Custodian of an instrument of acceptance executed by a successor custodian and upon delivery by Custodian to such successor of all of the Assets then in the custody, possession or control of the Custodian. Upon receipt of such an instrument of acceptance, a successor custodian appointed by Custodian shall become Custodian hereunder on the resignation date specified in such notice. If a written instrument of acceptance by a successor custodian shall not have been delivered to Buyer and Paying Agent prior to the effective date of such resignation, Buyer, with the consent of Paying Agent, which consent shall not be unreasonably withheld, may substitute a new custodian by giving written notice thereof to Custodian and Paying Agent and paying all fees and expenses of such successor. In addition, Buyer, with the consent of Paying Agent, which consent shall not be unreasonably withheld, may, upon ten (10) days' prior written notice to Custodian and Paying Agent, appoint a substitute custodian to act as Custodian for all purposes at any time for any or no reason. Custodian shall promptly transfer all of the Assets then in the custody, possession or control of the Custodian to such successor custodian. Any successor custodian appointed in accordance with this Section 9 shall thereafter be Custodian for all purposes of this Custodian Agreement.

           10. CUSTODIAN NOT PERSONALLY LIABLE. All of the parties hereto expressly recognize that Custodian, acting in such capacity, shall not have any personal liability with respect to matters, promises or agreements hereunder, including, without limitation, under Section 7 hereof, or in any other fashion under this Custodian Agreement; provided, however, that Custodian shall be liable for his, her or its own gross negligence, willful misconduct and fraud.

           11.       COMPENSATION AND EXPENSES.

                     (a) Subject to the terms of Section 11(b) hereof, Buyer agrees to pay Custodian's reasonable compensation for its normal services hereunder in accordance with the fee schedule attached hereto as EXHIBIT I, including, without limitation, legal fees and expenses incurred in connection with the preparation of this Custodian Agreement, which may be subject to change on an annual basis.

                     (b) As between Buyer and Paying Agent, any fees or expenses arising in connection with (i) any matters described in Section 8 hereof shall be borne entirely by the party who does not prevail in such matter and (ii) any other mater involving a provision of this Custodian Agreement (except as provided in Section 11(a) hereof) including, without limitation, the expenses of Custodian shall be borne, jointly and severally by Buyer and Paying Agent, fifty percent (50%) by Buyer and fifty percent (50%) by Paying Agent. The Custodian shall be entitled to reimbursement on demand for all expenses incurred hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by Custodian in connection with the resolution of any claim by any party hereunder.

           12. INDEMNIFICATION. The Paying Agent and Buyer shall hold Custodian harmless and indemnify Custodian against any loss, liability, expense (including, attorneys' fees and expenses), claim or demand that may be incurred by Custodian arising our of or in connection with the performance of its obligations in accordance with the provisions of this Custodian Agreement provided, however that Custodian shall be liable for his, her, or its gross negligence, willful misconduct or fraud.

           13. NOTICES. Any notice permitted or required hereunder shall be deemed to have been duly given if delivered personally or if sent by overnight courier, postage prepaid, to the parties at their address set forth below:

                     If to Buyer:

                               c/o Manugistics, Inc.
                               Attention: General Counsel
                               2115 East Jefferson Street
                               Rockville, Maryland 20852-4999

                     with a copy to:

                               Dilworth Paxson LLP
                               3200 The Mellon Bank Center
                               1735 Market Street
                               Philadelphia, Pennsylvania 19103
                               Attention: Harriet J. Koren, Esquire

                     If to Paying Agent:

                               Robert Mee/Christopher Winn
                               c/o Miralta Capital Inc.
                               475 Dumont Avenue
                               Suite 300
                               Dorval, Quebec H9S 5W2
                               Canada

                     with a copy to:

                               Fraser & Beatty
                               180 Elgin Street
                               Suite 1200
                               Ottawa, Ontario K2P 2K7
                               Canada
                               Attention: T.A. Houston

                     If to Custodian:

                               State Street Bank and Trust Company
                               Two International Place
                               Boston, Massachusetts 02110-2804
                               Attention:  Lisa Guymont
                                           Corporate Trust Department

                     If to the Transfer Agent:

                               Boston EquiServe Limited Partnership
                               150 Royall Street
                               Canton, Massachusetts  02021
                               Attention: Lisa Y. Quinn
                                          Account Manager

or at such other address as any of the above may have furnished to the other parties in writing, as aforesaid, and any such notice or communication given in the manner specified in this Section 13 shall be deemed to have been given as of the date so mailed.

           14. SEVERABILITY. If any term, provision, covenant or restriction of this Custodian Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Escrow Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           15. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Custodian Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, that no party hereto shall assign this Custodian Agreement without first obtaining the prior written consent of the others and giving written notice thereof to Custodian.

           16. MODIFICATIONS. This Custodian Agreement may not be altered or modified without the express written consent of all parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Custodian Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Custodian Agreement on one occasion shall not constitute a waiver of the other terms of this Custodian Agreement, or of such terms and conditions on any other occasion.

           17. GOVERNING LAW. This Custodian Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

           18. CONSENT TO JURISDICTION AND SERVICE. The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any Federal court located in said State in connection with any actions or proceedings brought by any party hereto and arising out of or relating to this Custodian Agreement. In any such action or proceeding, the parties hereto absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such party at their respective addresses in accordance with Section 13 hereof.

           19. FORCE MAJEURE. No party hereto shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

           20. REPRODUCTION OF DOCUMENTS. This Custodian Agreement and all documents relating hereto, including, without limitation, (a) consents, waiver and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           21. HEADINGS. The section headings herein are for convenience only and shall not affect the construction thereof.

           22. BUSINESS DAY. For purposes of this Custodian Agreement, the term "business day" shall mean any day during the year on which banks are not authorized to be closed in the States of Delaware and Massachusetts, United States of America or in the Provinces of Nova Scotia and Ontario, Canada.

           23. PREPARATION OF THE AGREEMENT. The parties acknowledge that they have requested and are satisfied that this Agreement be drawn up in English. Les parties reconnaissent qu'elles ont exige que la presente convention soit redigee en anglais et s'en declarent satisfaites.

           24. COUNTERPARTS. This Custodian Agreement may be executed in several counterparts, including, without limitation, execution by facsimile, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Custodian Agreement to be executed as of the day and year first above written.

Attest:                                MANUGISTICS NOVA SCOTIA COMPANY


                                       BY:
--------------------------                ---------------------------------
Title:                                    Title:

Attest:                                STATE STREET BANK AND TRUST COMPANY

                                       BY:
--------------------------                ---------------------------------
Title:                                    Title:


                                       ------------------------------------
                                       ROBERT MEE, Paying Agent


                                       ------------------------------------
                                       CHRISTOPHER WINN, Paying Agent

                                    EXHIBIT I

                       State Street Bank and Trust Company
                                  Fee Schedule

ACCEPTANCE FEE:                                      Waived

ADMINISTRATIVE FEE:                                  $3,500.00 per year or part
                                                     thereof

INVESTMENT FEE:                                      $65.00 per buy/sell
(direct investments in
Treasuries, C/D's CP, Repo's, etc.)

SWEEP FEE:                                           40 Basis Points per annum
(SSgA or selected other Money                        of the average daily net
Market Funds)                                        assets

WIRE TRANSFER FEE (outgoing):                        $  20.00 (domestic)
                                                     $  35.00 (international)

OUT-OF-POCKET EXPENSES                               At Cost

LEGAL FEES (Peabody & Arnold):                       At Cost